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                                                                 EXHIBIT 99.2 TO
                                                                       FORM 10-K


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To:  The Board of Directors of Rainbow Rentals, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-40690) on Form S-8 of Rainbow Rentals, Inc. of our report dated June 21, 2002, relating to the financial statements for the Rainbow Rentals, Inc. 401(k) Profit Sharing Plan, which report appears in the annual report on Form 10-K, as amended, of Rainbow Rentals, Inc. for the year ended December 31, 2001.


June 28, 2002                                 By:  /s/ Hill, Barth & King
                                                   ---------------------------

                                                   Hill, Barth & King